Exhibit 99.1

Contacts: Investor Relations Kristy Moser Kristine.moser@petco.com	Media Relations Ventura Olvera Ventura.olvera@petco.com

Petco to Present at the Baird 2021 Global Consumer, Technology & Services Conference

SAN DIEGO, June 9, 2021 / PRNewswire / – Petco Health and Wellness Company, Inc. (the “Company” or “Petco”) (NASDAQ: WOOF) today announced that the Company will present virtually at the Baird 2021 Global Consumer, Technology & Services Conference on Thursday, June 10, 2021 at 8:30 A.M. Eastern Time. The live audio webcast and presentation will be available via the Company’s investor relations page (https://ir.petco.com/investor-relations). A replay of the webcast will be archived on the Company’s website through June 24, 2021.

About Petco, The Health + Wellness Co.

Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. Since our founding in 1965, we’ve been striving to set new standards in pet care, delivering comprehensive wellness solutions through our products and services, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 Petco locations across the U.S., Mexico and Puerto Rico, including a growing network of 137 in-store veterinary hospitals, and offer a complete resource for pet health and wellness online and on the Petco app. In tandem with Petco Love (formerly the Petco Foundation), an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for more than 6.5 million animals.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that Petco identifies in its Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. Petco undertakes no duty to update publicly any forward-looking statement that it may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

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Investor Relations Contact:

Kristy Moser

Kristine.moser@petco.com

Media Contact:

Ventura Olvera

ventura.olvera@petco.com

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